Exhibit 99.1

2858 De La Cruz Boulevard, Santa Clara CA 95050 USA

+1.408.280.7900                                             www.pdf.com

News Release

Company Contacts:
Adnan Raza	Sonia Segovia
Chief Financial Officer	Investor Relations
Tel: (408) 516-0237	Tel: (408) 938-6491
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports First Quarter 2024 Results

Santa Clara, CA, May 9, 2024, – PDF Solutions, Inc. (Nasdaq: PDFS), a leading provider of comprehensive data solutions for the semiconductor ecosystem, today announced financial results for its first quarter ended March 31, 2024.

Financial Highlights of First Quarter 2024 and Other Updates

●	Analytics revenues of $38.5 million, up 6% over last year’s comparable quarter
●	Quarterly revenues of $41.3 million, up 1% over last year’s comparable quarter
●	GAAP gross margin of 67% and Non-GAAP gross margin of 72%
●	GAAP diluted loss per share of $0.01 and non-GAAP diluted earnings per share of $0.15
●	Backlog of $262.2 million as of March 31, 2024, up 14% quarter over quarter
●	Repurchased shares for $6.9 million from the $35 million stock repurchase program ended April 2024
●	Adopted a new $40 million, 2-year stock repurchase program in April 2024

Total revenues for the first quarter of 2024 were $41.3 million, compared to $41.1 million for the fourth quarter of 2023 and $40.8 million for the first quarter of 2023. Analytics revenue for the first quarter of 2024 was $38.5 million, compared to $39.1 million for the fourth quarter of 2023 and $36.3 million for the first quarter of 2023. Integrated Yield Ramp revenue for the first quarter of 2024 was $2.8 million, compared to $2.0 million for the fourth quarter of 2023 and $4.4 million for the first quarter of 2023.

GAAP gross margin for the first quarter of 2024 was 67%, compared to 68% for the fourth quarter of 2023 and 71% for the first quarter of 2023.

Non-GAAP gross margin for the first quarter of 2024 was 72%, compared to 72% for the fourth quarter of 2023 and 75% for the first quarter of 2023.

On a GAAP basis, net loss for the first quarter of 2024 was $0.4 million, or ($0.01) per diluted share, compared to a net income of $0.9 million, or $0.02 per diluted share, for the fourth quarter of 2023, and a net income of $0.4 million, or $0.01 per diluted share, for the first quarter of 2023.

Non-GAAP net income for the first quarter of 2024 was $5.7 million, or $0.15 per diluted share, compared to a non-GAAP net income of $5.7 million, or $0.15 per diluted share, for the fourth quarter of 2023, and non-GAAP net income of $7.3 million, or $0.19 per diluted share, for the first quarter of 2023.

Cash, cash equivalents and short-term investments as of March 31, 2024, were $122.9 million.

Financial Outlook

“Bookings in the first quarter benefited greatly from our DFI investment, which included a contract with a new customer that included an eProbe system. Our enterprise platform and MLOps products drove our presales activity in the quarter. With a strong start in the first quarter, we continue to expect revenue for the second half of the year to grow by 20% over the comparable period of the prior year.” said John Kibarian, CEO and President.

PDF Solutions® Reports First Quarter 2024 Results

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. To participate on the live call, analysts and investors should pre-register at: https://register.vevent.com/register/BI50c8bbd5960d42939342fecec15e9d69. Registrants will receive dial-in information and a unique passcode to access the call. We encourage participants to dial into the call ten minutes ahead of the scheduled time. The teleconference will also be webcast simultaneously on the Company’s website at https://ir.pdf.com/webcasts. A replay of the conference call webcast will be available after the call on the Company’s investor relations website. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

First Quarter 2024 Financial Commentary Available Online

A Management Report reviewing the Company’s first quarter 2024 financial results will be furnished to the Securities and Exchange Commission on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

PDF Solutions® Reports First Quarter 2024 Results

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP gross profit and margin exclude stock-based compensation expense and the amortization of acquired technology under costs of revenues. Non-GAAP net income excludes stock-based compensation expense, amortization of acquired technology under costs of revenues, amortizaton of other acquired intangible assets, and the effects of certain non-recurring items, such as expenses related to an arbitration proceeding for a disputed contract with a customer, and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets and reconciling items. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of expenses related to an arbitration proceeding for a disputed contract with a customer) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s condensed consolidated financial statements presented below.

Forward-Looking Statements

The press release and the planned conference call include forward-looking statements regarding the Company’s future expected business performance and financial results, including expectations about total revenue growth for 2024, that are subject to future events and circumstances. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include, but are not limited to, risks associated with: expectations about the effectiveness of our business and technology strategies; expectations and integration concerns regarding recent and future acquisitions; current semiconductor industry trends; expectations of continued adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; cost and schedule of new product development; the continuing impact of global economic trends and rising global inflation and increased interest rates; supply chain disruptions; the success of the Company’s strategic growth opportunities and partnerships; customers’ production volumes under contracts that provide Gainshare royalties; possible impacts from the evolving trade regulatory environment and geopolitical tensions; our ability to obtain additional financing if needed; and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions (Nasdaq: PDFS) provides comprehensive data solutions designed to empower organizations across the semiconductor and electronics ecosystem to improve the yield and quality of their products and operational efficiency for increased profitability. The Company’s products and services are used by Fortune 500 companies across the semiconductor and electronics ecosystem to achieve smart manufacturing goals by connecting and controlling equipment, collecting data generated during manufacturing and test operations, and performing advanced analytics and machine learning to enable profitable, high-volume manufacturing.

Founded in 1991, PDF Solutions is headquartered in Santa Clara, California, with operations across North America, Europe, and Asia. The Company (directly or through one or more subsidiaries) is an active member of SEMI, INEMI, TPCA, IPC, the OPC Foundation, and DMDII. For the latest news and information about PDF Solutions or to find office locations, visit https://www.pdf.com.

PDF Solutions and the PDF Solutions logo are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF Solutions® Reports First Quarter 2024 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	March 31,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$85,256	$98,978
Short-term investments	37,628	36,544
Accounts receivable, net	47,267	44,904
Prepaid expenses and other current assets	17,165	17,422
Total current assets	187,316	197,848
Property and equipment, net	36,088	37,338
Operating lease right-of-use assets, net	4,742	4,926
Goodwill	15,003	15,029
Intangible assets, net	14,747	15,620
Deferred tax assets, net	145	157
Other non-current assets	28,782	19,218
Total assets	$286,823	$290,136

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,729	$2,561
Accrued compensation and related benefits	9,491	14,800
Accrued and other current liabilities	4,963	4,633
Operating lease liabilities ‒ current portion	1,625	1,529
Deferred revenues ‒ current portion	27,643	25,750
Billings in excess of recognized revenues	2,345	1,570
Total current liabilities	51,796	50,843
Long-term income taxes	2,980	2,972
Non-current operating lease liabilities	4,363	4,657
Other non-current liabilities	2,271	2,718
Total liabilities	61,410	61,190

Stockholders’ equity:
Common stock and additional paid-in capital	481,396	473,301
Treasury stock at cost	(154,616)	(143,923)
Accumulated deficit	(98,438)	(98,045)
Accumulated other comprehensive loss	(2,929)	(2,387)
Total stockholders’ equity	225,413	228,946
Total liabilities and stockholders’ equity	$286,823	$290,136

PDF Solutions® Reports First Quarter 2024 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Revenues:
Analytics	$38,463	$39,128	$36,326
Integrated yield ramp	2,847	1,997	4,433
Total revenues	41,310	41,125	40,759

Costs and Expenses:
Costs of revenues	13,529	13,194	11,904
Research and development	12,984	12,308	13,051
Selling, general, and administrative	16,498	16,194	15,645
Amortization of acquired intangible assets	259	306	325
Interest and other expense (income), net	(1,692)	(1,020)	(911)
Income (loss) before income taxes	(268)	143	745
Income tax benefit (expense)	(125)	744	(390)
Net income (loss)	$(393)	$887	$355

Net income (loss) per share:
Basic	$(0.01)	$0.02	$0.01
Diluted	$(0.01)	$0.02	$0.01

Weighted average common shares used to calculate net income (loss) per share:
Basic	38,500	38,269	37,737
Diluted	38,500	38,814	38,859

PDF Solutions® Reports First Quarter 2024 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN (UNAUDITED)

(In thousands)

	Three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023

GAAP
Total revenues	$41,310	$41,125	$40,759
Costs of revenues	13,529	13,194	11,904
GAAP gross profit	$27,781	$27,931	$28,855
GAAP gross margin	67%	68%	71%

Non-GAAP
GAAP gross profit	$27,781	$27,931	$28,855
Adjustments to reconcile GAAP to non-GAAP gross margin:
Stock-based compensation expense	1,200	1,147	964
Amortization of acquired technology	584	586	553
Non-GAAP gross profit	$29,565	$29,664	$30,372
Non-GAAP gross margin	72%	72%	75%

PDF Solutions® Reports First Quarter 2024 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2024	2023	2023

GAAP net income (loss)	$(393)	$887	$355
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	6,110	5,923	4,884
Amortization of acquired technology under costs of revenues	584	586	553
Amortization of other acquired intangible assets	259	306	325
Expenses of arbitration (1)	—	75	2,133
Tax impact of valuation allowance for deferred tax assets and reconciling items (2)	(813)	(2,060)	(980)
Non-GAAP net income	$5,747	$5,717	$7,270

GAAP net income (loss) per diluted share	$(0.01)	$0.02	$0.01
Non-GAAP net income per diluted share	$0.15	$0.15	$0.19

Weighted average common shares used in GAAP net income (loss) per diluted share calculation	38,500	38,814	38,859
Weighted average common shares used in non-GAAP net income per diluted share calculation	39,053	38,814	38,859

(1)	Represents expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.
(2)	The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its U.S. DTAs on a non-GAAP basis.